Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36602 and 333-70946) of Versata, Inc. of our report dated February 27, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Jose, California
March 28, 2002